UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2006

PROTOCALL TECHNOLOGIES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-51111	41-2033500

______________________________________________________________________________

(Commission File Number)	(IRS Employer Identification No.)

47 MALL DRIVE
COMMACK, NEW YORK	11725-5717

______________________________________________________________________________

(Address of Principal Executive Offices)	(Zip Code)

(631) 543-3655

______________________________________________________________________________

(Registrant's Telephone Number, Including Area Code)

______________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;APPOINTMENT OF PRINCIPAL OFFICERS.

On May 17, 2006, Donald Hoffmann resigned as our Chief Executive Officer and as a member of our Board of Directors effective immediately.

On May 17, 2006, our Board of Directors appointed Bruce Newman, our former President and Chief Executive Officer and a member of our Board of Directors, as President and Chief Executive Officer. Mr. Newman was the President, Chief Executive Officer and a member of the board of directors of privately-held Protocall since its formation in 1992. He became our President and Chief Executive Officer and a member of our Board of Directors on July 22, 2004, when we completed our reverse merger transaction, and served until his previous departure as our President and Chief Executive Officer effective June 13, 2005 and a member of our Board of Directors effective July 1, 2005. Mr. Newman rejoined our Board of Directors on September 9, 2005.

We are currently negotiating an employment agreement with Mr. Newman, as well as a post-employment consulting agreement with Mr. Hoffmann.

A copy of the press release announcing Mr. Newman’s appointment is included as exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release of Protocall Technologies Incorporated, issued on May 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTOCALL TECHNOLOGIES INCORPORATED

Date: May 25, 2006 By: /s/Bruce Newman ------------------------------- Bruce Newman Chief Executive Officer